                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            THRIFT MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: ______

     (2)  Aggregate number of securities to which transaction applies: _________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________

     (4)  Proposed maximum aggregate value of transaction: _____________________

     (5)  Total fee paid: ______________________________________________________

[ ]  Fee paid previously with preliminary materials: ___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________________________________________

     (2)  Form, Schedule or Registration Statement No.: ________________________

     (3)  Filing Party: ________________________________________________________

     (4)  Date Filed: __________________________________________________________

                             THRIFT MANAGEMENT, INC.
                      3141 WEST HALLANDALE BEACH BOULEVARD
                            HALLANDALE, FLORIDA 33009

               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ON JUNE 1, 2000

               ---------------------------------------------------


         To the Shareholders of Thrift Management, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Thrift Management, Inc., a Florida corporation (the "Company"), will be held on June 1, 2000, at 11:00 a.m., at 201 S. Biscayne Boulevard, Suite 3000, Miami, Florida 33131, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

         1.      To elect five directors of the Company for the ensuing year;

         2. To consider and vote upon a proposal to approve amendments to the Company's 1996 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from an aggregate of 1,000,000 shares to an aggregate of 2,200,000 shares;

         3. To ratify the appointment of Berkowitz Dick Pollack & Brant LLP as the Company's independent public accountants for the 2000 fiscal year; and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on May 3, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A proxy card and a copy of the Company's Annual Report to Shareholders for the year ended December 26, 1999 are enclosed.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Ileen Little, Secretary

Hallandale, Florida
May 18, 2000

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                             THRIFT MANAGEMENT, INC.
                      3141 WEST HALLANDALE BEACH BOULEVARD
                            HALLANDALE, FLORIDA 33009

               ---------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 1, 2000

               ---------------------------------------------------

                               THE ANNUAL MEETING


TIME, DATE AND PLACE OF ANNUAL MEETING

         The enclosed proxy is solicited by the Board of Directors of Thrift Management, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on June 1, 2000, beginning at 11:00 a.m., at 201 S. Biscayne Boulevard, Suite 3000, Miami, Florida 33131, and at any adjournments or postponements thereof (the "Annual Meeting"). The approximate date on which this Proxy Statement and the enclosed proxy are being mailed to shareholders is May 18, 2000.

INFORMATION REGARDING THE PROXY

         The form of proxy enclosed provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. Proxies will be voted as marked. If no space is marked, proxies will be voted by the persons therein named at the meeting: (i) for the election of the directors recommended by the Company; (ii) for the adoption of an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from an aggregate of 1,000,000 shares to an aggregate of 2,200,000 shares; (iii) for the ratification of the appointment of Berkowitz Dick Pollack & Brant LLP as the Company's independent public accountants for the 2000 fiscal year; and (iv) in their discretion, upon such other business as may properly come before the Annual Meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

         The cost of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, all without extra compensation.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         At the close of business on May 3, 2000 (the "Record Date"), the Company had outstanding 2,347,210 shares of Common Stock, $.01 par value per share (the "Common Stock"), and 250,000 shares of Series A Preferred Stock, $.01 par value per share (the "Preferred Stock"). Each share of Common Stock entitles the holder thereof to one vote, and each share of Preferred Stock entitles the holder thereof to 10 votes, on each matter submitted to a vote of shareholders. Only record holders of Common Stock and Preferred Stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before any adjournment is taken. Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of directors, will require an affirmative vote of the holders of a majority of the shares voting in person or by proxy at the Annual Meeting.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock and Preferred Stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares of Common Stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares of Common Stock with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares of Common Stock that are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

         A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                          BENEFICIAL SECURITY OWNERSHIP

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each of the shareholders of the Company who owns more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer (as hereinafter defined), and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                      AMOUNT AND
                                                      NATURE OF                                             PERCENT
                                                      BENEFICIAL               PERCENT OF COMMON            OF TOTAL
                                                     OWNERSHIP OF             STOCK BENEFICIALLY             VOTING
NAME AND ADDRESS                                     COMMON STOCK                    OWNED                   POWER(1)
----------------                                   ----------------         -------------------------     -----------------
Marc Douglas                                       1,630,000(2)(3)                  55.7%                     76.1%
3141 W. Hallandale Beach Blvd.
Hallandale, Florida 33009

Ileen Little                                          43,500(3)                      1.8%                       *
3141 W. Hallandale Beach Blvd.
Hallandale, Florida 33009

Stephen L. Wiley                                      32,500(3)                      1.4%                       *
3141 W. Hallandale Beach Blvd.
Hallandale, Florida 33009

Jay M. Haft                                           119,170(3)                     4.8%                      2.4%
3141 W. Hallandale Beach Blvd.
Hallandale, Florida 33009

Howard Rothchild                                      10,000(3)                       *                         *
3141 W. Hallandale Beach Blvd.
Hallandale, Florida 33009

1997 Ileen Little                                     150,000(3)                     6.0%                      3.0%
Irrevocable Family Trust
c/o Barry Nelson, Esq., Trustee
19495 Biscayne Boulevard
Aventura, Florida 33180

InsiderStreet.com                                      125,000                       5.3%                      2.3%
2907 Bay to Bay Boulevard
Suite 203
Tampa, Florida  33629

All directors and executive                          1,835,170(3)                   58.6%                     77.0%
officers as a group (five persons)


-----------------------------------
*        Less than 1%.

(1) The Common Stock votes together with the Preferred Stock on all matters, except as required by law. The Preferred Stock entitles the holder to 10 votes per share and the Common Stock entitles the holder to one vote per share. Mr. Douglas holds the 250,000 shares of Preferred Stock currently outstanding, which are reflected in Mr. Douglas' percentage of total voting power.

(2) Does not include 150,000 shares of Common Stock underlying options held by the 1997 Ileen Little Irrevocable Family Trust (the "Trust") of which Mr. Douglas is the beneficiary. Mr. Douglas does not exercise voting or dispositive control of the shares held by the Trust. Of Mr. Douglas' total shares, 6,000 shares are held of record by Douglas Family Holdings, Inc., a corporation of which Mr. Douglas is the sole shareholder, and 400,000 shares are held of record by Douglas Family Limited Partnership, of which Douglas Family Holdings is a general partner.

(3)  Includes shares underlying options exercisable within 60 days.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         During the fiscal year ended December 26, 1999, the directors, executive officers and 10% shareholders of the Company were not subject to filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD

         At the Annual Meeting, five directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election of the five persons named below as directors, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. In the event, however, that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

         The following table sets forth certain information about each nominee.

                                                                                                      DIRECTOR
NAME                               AGE               POSITION                                           SINCE
----                               ---               --------                                           -----

Marc Douglas                       41                President, Chief Executive Officer                 1996
                                                     and Director

Ileen Little                       62                Vice President, Secretary and Director             1991

Stephen L. Wiley                   60                Chief Financial Officer and Director               1997

Jay M. Haft                        64                Director                                           1998

Howard L. Rothchild                65                Director                                           1999


         MARC DOUGLAS founded the Company in 1991 and has served as its Chief Executive Officer since its inception, and, in February 1996, was elected President and a director. Prior thereto, Mr. Douglas was Executive Director of Thrift Shops of West Broward, Inc., and Southeast Thrift Shops of South Broward, Inc., since 1986 and 1990, respectively. Mr. Douglas received his A.A. in Business from Miami Dade College and his B.S. in Business from Florida International University, Miami, Florida. Mr. Douglas is Ms. Little's son.

         In 1985, Mr. Douglas pled guilty to one count of wire fraud in a federal criminal action arising from his employment from 1980 to 1982 as a salesman of oil and gas leases for U.S. Oil & Gas Corporation. Mr. Douglas was sentenced to a 90-day jail term and five years' probation and, in addition, entered into a settlement agreement in a related civil action brought by the Federal Trade Commission, in connection with which he paid $65,000 as restitution. In February 1998, Mr. Douglas filed an application for a Presidential pardon with the U.S. Department of Justice. No estimate can be made at this time of the likelihood that a pardon will be granted and, if granted, when it will be received.

         In 1989, Mr. Douglas, his spouse and M.J.S.S. Enterprises, Inc., a corporation for which Mr. Douglas was an officer, filed for bankruptcy protection. Both the personal and corporate bankruptcies were discharged in 1990.

         ILEEN LITTLE is currently a Vice President, Secretary and a director of the Company. From its inception until February 1996, when she was elected to her current position, she acted as President and a Director of the Company. Prior to joining the Company, Ms. Little was President of Thrift Shops of West Broward, Inc. and Southeast Thrift Shops of South Broward, Inc., two companies which she co-founded in 1986 and 1990, respectively. Ms. Little received her B.S. in business from Brooklyn College. Ms. Little is Mr. Douglas' mother.

         STEPHEN L. WILEY became a director of the Company and its Chief Financial Officer in 1997. Prior to joining the Company, Mr. Wiley had been Senior Vice President and Chief Financial Officer of Linen Supermarket, Inc. since 1989. Linen Supermarket, Inc. was a private company that operated 120 specialty linen retail stores in six states. In February 1997, Linen Supermarket, Inc. filed for protection from its creditors under Chapter 13 of the Bankruptcy Code, which was converted to Chapter 11 in May 1997. Mr. Wiley has more than 25 years' experience in the retail industry, including more than 10 years with the W.R. Grace retail companies. Mr. Wiley received his B.S. in Industrial Management from Purdue University in Indiana and his M.B.A. from the University of Edinburgh in Edinburgh, Scotland.

         JAY M. HAFT has been a Director of the Company since January 1998. Mr. Haft is a Managing General Partner of Gen Am "1" Venture Fund, an international venture capital fund. Mr. Haft is also a director of numerous public and private corporations, including RVSI, Inc., HCTI Group, Inc., Decap Group, Inc., Encore Medical Corporation, PC Service Source, Inc., DUSA Pharmaceuticals, Inc. and Oryx Technology Corp. He is a graduate of Yale College and Yale Law School.

         HOWARD L. ROTHCHILD has been a Director of the Company since June 1999. Mr. Rothchild is President of JES/Comm, Inc., a marketing consultant, which provides services to the Company. He is also a Director of Business Development of Gold Coast Advertising, Inc., a full service advertising agency in Miami,

Florida. Mr. Rothchild has more than 30 years' experience in marketing and advertising. He was a founding Director of the Big Brothers chapter in Pittsburgh, Pennsylvania, and is a Director of Little Acorns, a non-profit family and children program organization in Miami, Florida. He received his B.S. from the University of Vermont, and his M.A. in Advertising from the University of Pittsburgh.

         Each director of the Company holds such position until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. The officers hold office until the first meeting of the Board of Directors following the annual meeting of shareholders and until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

         The non-employee directors of the Company receive compensation in the form of options to purchase shares of the Company's Common Stock. The two non-employee directors of the Company were a granted total of 35,000 stock options in 1999 at exercise prices per share equal to the fair market value of the Common Stock on the dates of the grant. As long as they continue to serve as a director, they will receive additional grants at the then fair market price of 5,000 options at the end of each quarter and 2,000 options upon each anniversary of their appointment to the Board of Directors.

         Effective January 1, 1998, the Company entered into a consulting agreement with Jay M. Haft, a director of the Company, pursuant to which Mr. Haft is assisting the Company in developing, studying and evaluating capital-raising and proposals to expand the Company's business, including through mergers and acquisitions. The agreement is for a six-month term that automatically renews for additional terms unless terminated by the Company or Mr. Haft at least 15 days prior to the end of the then-current term. As compensation for his services under the agreement, the Company granted to Mr. Haft five-year options to purchase 66,000 shares of the Company's Common Stock at a price of $2.00 per share. The options vest as follows: 5,000 upon execution of the consulting agreement, 5,000 at the end of the initial six-month term, and 14,000 at the end of every six-month period thereafter until all of the options are vested and exercisable. Any unvested options will be cancelled if the consulting agreement is terminated by either party.

         JES/Comm, Inc. ("JES"), of which Mr. Rothchild is president, provides the Company general advertising services. The Company does not have a written agreement with JES but rather obtains its services on an individual project basis. JES bills each individual project based on its standard rates. In fiscal 1999, the Company paid a total of $16,817 for the advertising services rendered by JES.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

MEETINGS AND COMMITTEES

         During the year ended December 26, 1999, the Board of Directors held two formal meetings and acted by unanimous written consent on one occasion.

         The Board of Directors has an Audit Committee, whose members are Howard
L. Rothchild, Jay M. Haft and Stephen L. Wiley, and a Compensation Committee, whose members are Marc Douglas, Howard L. Rothchild and Jay M. Haft. The Audit Committee is responsible for recommending auditors to be engaged by the Company, assisting with the planning of the audit, reviewing the results from the audit, and directing and supervising investigations into matters relating to the audit. The Audit Committee was formed in 1998, but did not hold any formal meetings during 1999. The Compensation Committee, which was also formed in 1998, reviews and approves the compensation of the Company's executive officers and administers the Plan. The Compensation Committee acted by unanimous written consent on two occasions during 1999.

         During 1999, no director attended or participated in fewer than 75% of the meetings and actions of the Board and any committee on which such director served.

         During 1999, there was no nominating committee or other similar committee of the Board of Directors. Rather, such functions were performed by the Board of Directors as a whole.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation paid in 1999, 1998 and 1997 to the Company's Chief Executive Officer, Vice President and Chief Financial Officer (the "Named Executive Officers") for services rendered to the Company during 1999, 1998 and 1997. No other executive officer of the Company earned total cash salary and bonus in excess of $100,000 during the fiscal years ended December 26, 1999, December 27, 1998 and December 31, 1997.

                                                                                                        Long-Term
                                                                                                       Compensation
                                                                                                    -------------------
                                                              Annual Compensation                         Awards
                                               -------------------------------------------------    -------------------
   Name and Principal                                                           Other Annual        Shares Underlying
        Position                    Year       Salary ($)      Bonus ($)      Compensation ($)         Options (#)
  ----------------------------    ---------    -----------     -----------    ------------------    -------------------

                                    1999         380,666         92,241          124,570(1)                    --
  Marc Douglas                      1998         346,060         88,646          111,132(1)               105,000(3)
  Chief Executive Officer           1997         314,050         75,627          101,491(1)
    and President                                                                                              --

  Ileen Little                      1999         139,600          7,000                 (2)                20,000
  Vice President and                1998         139,600             --                 (2)                23,000(3)
    Secretary                       1997         129,000             --                 (2)               150,000

  Stephen Wiley                     1999         137,500             --                 (2)                 5,000
  Chief Financial Officer           1998         137,500             --                 (2)                 3,750(3)


------------------------------

(1) Includes advances amortized into operations as compensation, car allowance and life insurance payments.

(2) Perquisites and other personal benefits paid to the Named Executive Officers for the periods indicated did not exceed 10% of the total of annual salary and bonus reported.

(3) Reflects the 30% portion of options granted in 1998 that vested as of December 26, 1999 as a result of the Company's achieving one of three performance criteria. The remaining 70% of the options granted in 1998 did not vest and have been cancelled because the Company did not meet the other two performance criteria.

         EXECUTIVE EMPLOYMENT AGREEMENTS. Effective as of June 1, 1996, the Company entered into an employment agreement with Marc Douglas, its Chief Executive Officer and President for a term of 60 months. At the end of each 12-month period of the term of the employment agreement, the term automatically extends for one additional 12-month period unless the Company or Mr. Douglas gives written notice to the other party of the intent not to renew at least 90 days prior to the end of each 12-month period. The employment agreement provides for a base salary, subject to 10% annual automatic cost-of living increases, an annual bonus in an amount equal to 1% of the Company's annual gross revenues subsequent to the date of the agreement, and an automobile allowance of $1,500 per month. The employment agreement generally provides that Mr. Douglas will continue to receive his salary until the expiration of the term of the employment agreement if terminated by the Company for any reason other than death, disability or cause (as defined in the employment agreement), or for a period of 12 months after termination of the employment agreement as a result of his disability, and that Mr. Douglas' estate will receive a lump sum payment equal to one year's salary plus a pro rata portion of any bonus to which he is entitled upon termination of the employment agreement by reason of his death. The employment agreement also prohibits Mr. Douglas from directly or indirectly competing with the Company for one year after termination of his employment agreement for any reason other than the Company's termination of his employment without cause. If a change of control (as defined in the employment agreement) occurs, the employment agreement provides for the continued employment of Mr. Douglas until the later of three years following the change of control or the then-scheduled expiration date of the term of employment. The term "change of control," as defined in the employment agreement, generally means (i) any person's or group's acquisition of 20% or more of the combined voting power of the Company's outstanding securities, or (ii) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of the Company prior to such transaction cease to constitute a majority of the Board of Directors following the transaction. In addition, following a change of control, if Mr. Douglas' employment is terminated by the Company other than for cause or by reason of his death or disability, or for certain specified reasons (such as a representation or diminution of duties), Mr. Douglas will receive a lump sum cash payment equal to the greater of three times the aggregate compensation paid to him during the preceding year or the remaining salary, plus any applicable bonus, payable to him for the remaining term of the agreement.

         STOCK OPTION PLAN. The Company has adopted the Plan, under which options to acquire up to 2,200,000 shares of Common Stock may be granted, subject to shareholder approval of the proposal set forth in this Proxy Statement. The Plan is designed to serve as an incentive for retaining qualified and competent employees, directors, consultants and independent contractors of the Company. Please see "Proposal Two: Amendment of Stock Option Plan" for a description of the terms and conditions of the Plan and the Options granted thereunder.

         OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 26, 1999 to the Named Executive Officers.

                                                        OPTION GRANTS IN LAST FISCAL YEAR
                             ----------------------------------------------------------------------------------------
                                NUMBER OF
                                  SHARES                 % OF TOTAL
                                UNDERLYING             OPTIONS GRANTED            EXERCISE OF
                                 OPTIONS               TO EMPLOYEES IN            BASE PRICE            EXPIRATION
NAME                            GRANTED(#)               FISCAL YEAR               ($/SHARE)               DATE
-----                        -----------------     -----------------------    --------------------    ---------------
Ileen Little                       20,000                   23.4%                     $4.00                 2009
Stephen L. Wiley                    5,000                    5.8%                     $4.00                 2009

         STOCK OPTIONS HELD AT END OF 1999. The following table indicates the total number and value of exercisable and unexercisable stock options held by the Company's Named Executive Officers as of December 26, 1999. No options were exercised by the Named Executive Officers during 1999.

                                                                                    VALUE OF UNEXERCISED
                                     NUMBER OF UNEXERCISED                          IN-THE-MONEY OPTIONS
                                  OPTIONS AT FISCAL YEAR END                        AT FISCAL YEAR END(1)
                            ----------------------------------------     --------------------------------------------
 NAME                         EXERCISABLE          UNEXERCISABLE           EXERCISABLE            UNEXERCISABLE
-----                       -----------------     ------------------     ----------------     -----------------------
Marc Douglas                     580,000(2)(3)        225,000(2)            $393,750                          --

Ileen Little                      33,000(3)            10,000               $ 76,250                $     10,000

Stephen L. Wiley                  31,250(3)             2,500               $ 63,438                $      2,500

------------------------------
(1)      Based on a closing price on December 26, 1999 of $5.00 per share.

(2) Represents the vested portion of 700,000 options granted to Marc Douglas in 1996 under the Plan. Of the total amount granted, 125,000 of such options vested upon the opening of the Company's first thrift store following the Company's initial public offering and 125,000 vested in 1999 when such first new thrift store operated profitably for one year. Similarly, 125,000 and 100,000 of such options vested upon the opening of each of the next two thrift stores, respectively, and 125,000 and 100,000 will vest when such two thrift stores, respectively, operate profitably for one year.

(3) Reflects the 30% portion of options granted in 1998 that vested as of December 26, 1999 as a result of the Company's achieving one of three performance criteria. The remaining 70% of the options granted did not vest and have been cancelled because the Company did not meet the other two performance criteria.

                              CERTAIN TRANSACTIONS

DEFERRED COMPENSATION AGREEMENT

         In March 1995, a subsidiary of the Company entered into a deferred compensation agreement with Ileen Little, a director and executive officer of the Company. Pursuant to such agreement, Ms. Little would have been entitled to receive 5% of the gross proceeds from the liquidation of the Company or any of its subsidiaries, payable in two equal annual installments following such liquidation. Effective March 31, 1998, Ms. Little agreed to the termination of this deferred compensation agreement.

LOANS TO/FROM MARC DOUGLAS

         The Company had previously advanced Mr. Douglas monies on an interest-free basis. On December 27, 1998, the balance of such advance was $63,156. Mr. Douglas and the Company have agreed that the advances to Mr. Douglas will be taken into income by Mr. Douglas and amortized into income as compensation by the Company over a three-year period through December 1999.

         In January 1998, the Company's Board of Directors approved the prepayment of up to $130,000 of the 1998 salary and bonus of Mr. Douglas, subject to his payment of interest on the amount prepaid at the annual rate of 8.5%. As of December 27, 1998, the prepaid salary and bonus totaled $15,266.

         In January 1999, the Company's Board of Directors approved the prepayment of $155,266 of salary and bonus to Mr. Douglas, subject to the payment of interest at a rate of 8.0% per annum. The outstanding prepaid salary and bonus from 1998 was incorporated into the new agreement. As of December 26, 1999, the prepaid salary and bonus was $63,025.

CONSULTING AGREEMENT

         See "Directors and Executive Officers" for a description of the consulting agreement between the Company and Jay M. Haft, a director of the Company.

APPROVAL OF AFFILIATED TRANSACTIONS

         The Company believes that the transactions described above were on terms no less favorable than those that could be obtained from unaffiliated third parties. All such proposed transactions with affiliated parties are presented to the Company's Board of Directors for approval by a majority of the independent, disinterested directors of the Company. Any Board member who has an interest in such transactions abstains from voting thereon.

                           PROPOSAL TWO: AMENDMENT OF
                                STOCK OPTION PLAN

         The Board of Directors has approved amendments to the Plan, subject to shareholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder from a total of 1,000,000 shares to a total of 2,200,000 shares and to make certain other changes to the Plan based on changes in applicable laws since the Plan's initial adoption and to clarify certain existing provisions, as described below.

PLAN DESCRIPTION

         The statements in this Proxy Statement concerning the terms and provisions of the Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan as proposed to be amended, a copy of which is set forth in Appendix A hereto.

         The purpose of the Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent persons to serve as employees of or consultants to the Company, upon whose efforts and judgment the success of the Company is largely dependent, and to encourage stock ownership in the Company by such persons. The Plan was effective as of May 4, 1996, and, unless sooner terminated by the Board of Directors of the Company in accordance with the terms thereof, shall terminate on May 4, 2006.

         The Plan is administered by the Compensation Committee of the Board of Directors, which has the right to determine, among other things, the persons to whom options are granted, the number of shares of Common Stock subject to options, the exercise price of options and the other terms and conditions thereof.

         The Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase Common Stock that meets the definition of "incentive stock option" set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A Nonqualified Stock Option is an option to purchase Common Stock that meets certain requirements in the Plan but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code.

         The number of shares of Common Stock that may be issued pursuant to options granted under the Plan is currently 1,000,000, and if the proposed amendments are approved by the shareholders, the number of shares available for issuance pursuant to options granted under the Plan will be increased to 2,200,000. If any option granted pursuant to the Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of options granted under the Plan. The shares to be issued upon exercise of options granted under the Plan will be from the authorized but unissued shares of Common Stock of the Company. The Company's shareholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Plan.

         All employees of the Company, including officers and directors and consultants to the Company, are eligible to receive grants of options under the Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Company or any of its subsidiaries. Upon receiving grants of options, each holder of an option (an "Optionee") must enter into an option agreement with the Company that contains the appropriate terms and conditions as determined by the Committee.

TERMS AND CONDITIONS OF OPTIONS

         OPTION PRICE. For any option granted under the Plan, the option price per share of Common Stock is determined by the Compensation Committee but may not be less than par value; furthermore, the option price per share of any Incentive Stock Option may not be less than the "Fair Market Value" (as defined in the Plan) of the Common Stock on the date such Incentive Stock Option is granted. As of the Record Date, the fair market value of the Company's Common Stock was $2.00 per share.

         EXERCISE OF OPTIONS. Each option is exercisable in such amounts, at such intervals and upon such terms as the Compensation Committee may determine. In no event may an option be exercisable after 10 years from the date of grant. The proposed amendments to the Plan clarify that option agreements may provide for "cashless" exercise of options. Unless otherwise provided in an option, each outstanding option granted under the Plan shall become immediately exercisable in full (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;
(ii) if the shareholders of the Company
shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless such plan is subsequently abandoned); or (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned). The Compensation Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares subject to any option or previously acquired by the exercise of any option.

         NONTRANSFERABILITY. Options granted under the Plan are not transferable by an Optionee other than by will or the laws of descent and distribution, and options are exercisable during an Optionee's lifetime only by the Optionee. The Plan as proposed to be amended would allow Optionees to transfer Options granted under the Plan by gift to certain specified family members and as part of a marital property settlement during their lifetime.

         TERMINATION OF OPTIONS. The expiration date of an option is determined by the Compensation Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an option be exercisable after 10 years from the date it is granted.

         The Plan provides that if an Optionee's employment is terminated, or, in the case of a consultant, if the consultant ceases his or her relationship with the Company, for any reason other than for "Cause," mental or physical disability or death, then the unexercised portion of the Optionee's options shall terminate three months after the such termination. "Cause" is defined under the Plan as termination of the Optionee's employment, or in the case of a consultant, the removal of the Optionee as a consultant, by reason of the Optionee's willful misconduct or gross negligence. If an Optionee's employment is terminated or the consultant is removed for Cause, the unexercised portion of the Optionee's options shall terminate immediately upon such termination. If an Optionee's employment is terminated or the consultant is removed by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's options shall terminate six months after such termination. If an Optionee's employment is terminated or the consultant is removed by reason of the Optionee's death, the unexercised portion of the Optionee's options shall terminate 12 months after the Optionee's death.

         The Compensation Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an option becoming fully exercisable, any option that remains unexercised on such date. Such notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

OUTSTANDING OPTIONS

         As of the Record Date, options exercisable for a total of 1,395,567 shares of Common Stock had been granted pursuant to the Plan, of which 36,510 had been exercised. Outstanding options, which are held by 31 persons, are exercisable at prices ranging from $1.25 to $5.625 per share and expire on various dates from December 2002 through September 2009.

         The following table sets forth the number of options under the Plan received or to be received by: (i) the Named Executive Officers; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; (v) each associate of any such director, executive officer or nominee; (vi) each other person who received or is to receive 5% of such options; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                                                              Dollar                   Number of
              Optionee                                                     Value($)(1)                Options Held
             -----------                                              -----------------------    -----------------------
Marc Douglas, Chief Executive Officer and
     President.........................................................        $1,610,000                    805,000
Ileen Little, Vice President and Secretary.............................            86,000                     43,000
Stephen L. Wiley, Chief Financial Officer..............................            67,500                     33,750
All current executive officers as a group
     (three persons)...................................................         1,763,500                    881,750
All current directors who are not executive
     officers as a group (two persons).................................           350,000                    175,000
All employees, including all current officers
     who are not executive officers, as a group........................           667,634                    338,817

------------

(1) Based on a fair market value of the Common Stock of $2.00 per share as on May 3, 2000.


         The Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

FEDERAL INCOME TAX EFFECTS OF OPTIONS GRANTED UNDER THE PLAN

         INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the Plan are "incentive stock options" as defined in Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock option. However, an employee who exercises an Incentive Stock Option by delivering shares of Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercises of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercises of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

         The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such option will be treated as an item of adjustment included in the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the Common Stock. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an item of adjustment for such other year.

         If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her shares will be increased for purposes of determining his or her alternative minimum tax for such year, by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         In general, if, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such Optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

         NONQUALIFIED STOCK OPTIONS. An Optionee granted a Nonqualified Stock Option under the Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to federal income tax withholding. A federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

         If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered, and his or her holding period for such number of shares received will include the holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.

         The deductibility by the Company of compensation expense in excess of $1,000,000 to certain executive officers is prohibited by Section 162(m) of the Code. The amount otherwise deductible by the Company upon the exercise of a Nonqualified Stock Option or upon a Disqualifying Disposition of an Incentive Stock Option may be counted against such $1,000,000 limit.

         The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Optionees or to the Company, or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                         PROPOSAL THREE: RATIFICATION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Berkowitz Dick Pollack & Brant LLP, independent public accountants, served as the Company's independent public accountants for the fiscal year ended December 26, 1999. The Board of Directors has appointed the firm of Berkowitz Dick Pollack & Brant LLP be appointed to serve as independent auditors of the Company for the 2000 fiscal year and recommends ratification of such appointment. One or more representatives of Berkowitz Dick Pollack & Brant LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other business that may come before the Annual Meeting. If additional matters properly come before the Annual Meeting, however, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals that are to be considered for inclusion in the proxy materials of the Company for its 2001 Annual Meeting of Shareholders must be received by the Company in writing by January 8, 2001. Such proposals must comply with the requirements as to the form and substance established by applicable law and regulations in order to be included in the Proxy statement.

         Shareholder proposals intended to be presented at, but not included in the Company's proxy materials for, that meeting must be received by the Company no later than April 3, 2001, at its principal executive offices; otherwise, such proposals will be subject to the grant of discretionary authority to vote on them contained in the Company's form of proxy.

                             ADDITIONAL INFORMATION

         A copy of the Company's Annual Report on Form 10-KSB for the year ended December 26, 1999 is being provided to shareholders with this Proxy Statement.

         Kindly date, sign and return the enclosed proxy card.



                                           By Order of the Board of Directors


                                           Ileen Little
                                           Secretary

May 18, 2000
Hallandale, Florida

                                   APPENDIX A

                             THRIFT MANAGEMENT, INC.
                             1996 STOCK OPTION PLAN

                    (As proposed to be amended June 1, 2000)

         1. PURPOSE. The purpose of this Plan is to advance the interests of THRIFT MANAGEMENT, INC., a Florida corporation (the "Company"), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

         2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b)      "Cause" shall mean any of the following:

                           (i)      a determination by the Company that there
has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

                           (ii)     a determination by the Company that there
has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

                           (iii)    any conduct by the Optionee that either
results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

                           (iv)     a determination by the Company that the
Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

                           (v)      any act by the Optionee that the Company
determines to be in willful or wanton disregard of the Company's best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

                           (vi)     a determination by the Company that there
has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

                           (vii)    if the Optionee, while employed by the
Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee's employment for "cause," the term "Cause" as used herein shall have the meaning as set forth in the Optionee's employment agreement in lieu of the definition of "Cause" set forth in this Section 2(b).

                  (c) "Change of Control" shall mean the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 30% or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of 30% or more in voting power of the outstanding stock of the Company.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" shall mean the stock option committee appointed by the Board or, if not appointed, the Board.

                  (f) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

                  (g) "Confidential Information" shall mean any and all information pertaining to the Company's financial condition, clients, customers, prospects, sources of prospects, customer lists, trademarks, trade names, service marks, service names, "know-how," trade secrets, products, services, details of client or consulting contracts, management agreements, pricing policies, operational methods, site selection, results of operations, costs and methods of doing business, owners and ownership structure, marketing practices, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers and business acquisition plans, that is not generally available to the public.

                  (h)      "Director" shall mean a member of the Board.

                  (i) "Employee" shall mean any person, including officers, directors, consultants and independent contractors employed by the Company or any parent or Subsidiary of the Company within the meaning of Section 3401(c) of the Code or the regulations promulgated thereunder.

                  (j) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor
(ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (E.G., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (I.E., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

                  (k) "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee's household (other than a tenant or Employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

                  (l) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

                  (m) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3)(i) under the Securities Exchange Act.

                  (n) "Non-Statutory Stock Option" or "Nonqualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (o) "Officer" shall mean the Company's chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss.229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

                  (p) "Option" (when capitalized) shall mean any stock option granted under this Plan.

                  (q) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  (r) "Plan" shall mean this 1996 Stock Option Plan of the Company, as effective on May 31, 1996, and as thereafter amended, upon approval by the Board and shareholders of the Company.

                  (s) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (t) "Share" or "Shares" shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

                  (u) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3.       SHARES AND OPTIONS. Subject to adjustment in accordance with
Section 10 hereof, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to Two Million, Two Hundred Thousand (2,200,000) from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

         4. LIMITATIONS. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

         5.       CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Directors and Officers who are regular or former regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) the exercise price or prices of the Option or any installments thereof, (ii) prescribing the date or dates on which the Option becomes and/or remains exercisable, (iii) providing that the Option vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain stated standards, specifications or goals, (iv) relating an Option to the continued employment of the Optionee for a specified period of time, or (v) conditions or termination events with respect to the exercisability of any Option, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided, however, that to the extent not cancelled pursuant to Section 9(b) hereof, upon a Change in Control, any Options that have not yet vested shall vest upon such Change in Control.

                  (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

         6. EXERCISE PRICE. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% shareholder, the per Share exercise price will not be less than 110% of the Fair Market Value in accordance with Section 14 of this Plan. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.

         7.       EXERCISE OF OPTIONS.

                  (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable shareholders' agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. Additionally, any Option may be exercised pursuant to a "cashless" or "net issue" exercise provision set forth therein.

                  (b) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

                  (a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

                  (b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.

                  (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9.       TERMINATION OF OPTION PERIOD.

                  (a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

                           (i)      three months after the date on which the
Optionee's employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Optionee's employment with the Company by such Optionee following less than 90 days' prior written notice to the Company of such termination (an "Improper Termination"), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

                           (ii)     immediately upon (A) the termination by the
Company of the Optionee's employment for Cause, or (B) an Improper Termination;

                           (iii)    one year after the date on which the
Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

                           (iv)     the later of (A) 12 months after the date of
termination of the Optionee's employment by reason of death of the employee, or
(B) three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified in Subsection 9(a)(iii) hereof.

                  (b) The Committee in its sole discretion may, by giving written notice ("cancellation notice"), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

                  (c) Upon Optionee's termination of employment as described in this Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

         10.      ADJUSTMENT OF SHARES.

                  (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company's purchase of Shares to exercise a "call" purchase option), then and in such event:

                           (i)      appropriate adjustment shall be made in the
maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares pursuant to a plan of repurchase approved by the Board or shall continue to be subject to being so optioned;

                           (ii)     appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

                           (iii)    such adjustments shall be made by the
Committee, whose determination in that respect shall be final, binding and conclusive.

                  (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options;
(iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

                  (e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

         11. TRANSFERABILITY OF OPTIONS. Unless otherwise authorized by the Board, no Option granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by
(a) will or the laws of descent and distribution, (b) by gift to a Family Member, or (c) through a domestic relations order in settlement of marital property rights. No Option shall be exercisable during the Optionee's lifetime by any person other than the Optionee or certain transferees expressly permitted under this Section.

         12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                  (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (b) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable shareholders' agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to "call" or purchase such Shares under then applicable agreements; and

                  (c) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

         13.      ADMINISTRATION OF THIS PLAN.

                  (a) This Plan shall be administered by the Committee, which shall consist of not less than two non-Employee Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

                  (b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option,
(v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including repricing, canceling and regranting Options.

                  (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

                  (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

                  (e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

         14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of a Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

         15.      INTERPRETATION.

                  (a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

                  (b) This Plan shall be governed by the laws of the State of Florida.

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

                  (e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the Company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an Option agreement).

         16. AMENDMENT AND DISCONTINUATION OF THIS PLAN. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the shareholders of the Company; PROVIDED, HOWEVER, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         17. TERMINATION DATE. This Plan shall terminate 10 years after the date of adoption by the Board of Directors.

                            THRIFT MANAGEMENT, INC.
                       3141 W. HALLANDALE BEACH BOULEVARD
                           HALLANDALE, FLORIDA 33009

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 1, 2000

   The undersigned hereby appoints Marc Douglas and Stephen L. Wiley, and each of them with the power to appoint his substitute, as proxies, and hereby authorizes either of them to represent and to vote all shares of Common Stock of the Company held of record by the undersigned on May 3, 2000, at the Annual Meeting of Shareholders to be held on June 1, 2000 (the "Annual Meeting"), or any adjournments or postponements thereof, upon the matters referred to on the reverse side, and in their discretion, upon any other business that may properly come before the Annual Meeting.

[X] Please mark your votes as in this example

1. ELECTION OF DIRECTORS

  Nominees: Marc Douglas, Jay M. Haft, Ileen Little, Howard L. Rothchild,
   Stephen L. Wiley

  [ ] FOR all nominees listed                 [ ] WITHHOLD AUTHORITY
      (except as marked to the contrary)          to vote for all such nominees

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, PLEASE
   DRAW A LINE THROUGH THAT NOMINEE'S NAME)

2. To approve and adopt an amendment to the Company's 1996 Stock Option Plan pursuant to which the number of shares reserved for issuance under the Plan will be increased from an aggregate of 1,000,000 shares to 2,200,000 shares of the Company's Common Stock.

                   FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

3. To ratify the appointment of Berkowitz Dick Pollack & Brant LLP as auditors of the Company's financial statements for the 2000 fiscal year.

                   FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

               (Continued and to be signed on the reverse side.)

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THRIFT MANAGEMENT, INC. This Proxy when executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

   The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 18, 2000 and hereby revokes any proxy or proxies previously given. This Proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

                                              ----------------------------------
                                                 Signature(s) of Shareholder

                                              ----------------------------------
                                                 Signature(s) of Shareholder

                                              ----------------------------------
                                                            Dated

NOTE: Please date and sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.